Exhibit 11
                                                                     Page 1

                                 CANDIE'S, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE


                                                  Three Months Ended
                                          --------------------------------------
                                          October 31, 1995      October 31, 1994
                                          ----------------      ----------------
                                                                      Restated
                                                                      (Note 6)
Income (loss) before
 extraordinary item                         $   705,642           ($  494,355)

Extraordinary item
 Gain on Debt extinguishment                          0             1,962,175
                                            -----------           -----------

Net Income                                      705,642             1,467,820

Earnings Per Share Income
 from investment of excess
 proceeds on exercise of
 common stock equivalents                       337,190                     0
                                            -----------           -----------

TOTAL EPS INCOME                            $ 1,042,832           $ 1,467,820
                                            ===========           ===========


Weighted average shares outstanding           8,563,814             6,498,216
Common stock equivalents based on the
  treasury stock method at
  average market price                        5,888,932               162,630
                                            -----------           -----------
Total shares outstanding, primary and
  fully diluted                              14,452,746             6,660,846
                                            ===========           ===========


Earnings (Loss) Per Share

Net Income (Loss) Before
 Extraordinary item                         $      0.07           ($     0.07)

Extraordinary item-Gain on
 extinguishment of debt, net of
 income taxes of $.02 for 1994              $      0.00           $      0.29
                                            -----------           -----------

NET INCOME PER SHARE                        $      0.07           $      0.22
                                            ===========           ===========



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                                                                     Exhibit 11
                                                                     Page 2

                                 CANDIE'S, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

                                               Nine Months Ended
                                     ---------------------------------------
                                     October 31, 1995       October 31, 1994
                                     ----------------       ----------------


                                                                Restated
                                                                (Note 6)
Income (loss) before
 extraordinary item                    $1,181,568              ($  158,032)

Extraordinary item
 Gain on Debt extinguishment                    0                1,962,175
                                       ----------                ---------

Net Income                              1,181,568                1,804,143
                                       ==========               ==========


Weighted average shares outstanding     8,542,944                5,690,870
Common stock equivalents based on
  the treasury stock method at
  average market price                          0                   62,073
                                      -----------              -----------
Total shares outstanding, primary
  and fully diluted                     8,542,944                5,752,943
                                      ===========              ===========


Earnings (Loss) Per Share

Net Income (Loss) Before
 Extraordinary item                       $0.14                    ($0.03)

Extraordinary item-Gain on
 extinguishment of debt, net of
 income taxes of $.02 for 1994            $0.00                     $0.34
                                       --------                  --------

NET INCOME PER SHARE                      $0.14                     $0.31
                                       ========                  ========



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